                                                                    EXHIBIT 99.3



             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                                   GIVE THE
                                                SOCIAL SECURITY
   FOR THIS TYPE OF ACCOUNT                       NUMBER OF--
   ------------------------                     ---------------

   1. An individual's account.               The individual

   2. Two or more individuals                The actual owner of
      (joint account)                        the account or, if
                                             combined funds, any
                                             one of the
                                             individuals (1)

   3. Husband and wife (joint                The actual owner of
      account)                               the account or, if
                                             joint funds, either
                                             person (1)

   4. Custodian account of a minor           The minor (2)
      (Uniform Gift to Minors Act)

   5.  Adult and minor (joint                The adult or, if the minor
       account)                              is the only contributor,
                                             the minor (1)

   6. Account in the name of guardian        The ward, minor or
      or committee for a designated          incompetent person (3)
      ward, minor, or incompetent
      person

   7. a. The usual revocable savings         The grantor-trustee (1)
         trust account (grantor is
         also trustee)
      b. So-called trust account that        The actual owner (1)
         is not a legal or valid trust
         under State law

   8. Sole proprietorship account            The owner (4)




                                       GIVE THE EMPLOYER
                                        IDENTIFICATION
     FOR THIS TYPE OF ACCOUNT             NUMBER OF--
     ------------------------          -----------------

 9. A valid trust, estate,         The legal entity (Do not
    or pension trust               furnish the identifying
                                   number of the personal
                                   representative or trustee
                                   unless the legal entity
                                   itself is not designated
                                   in the account title) (5)

 10. Corporate account             The corporation

 11. Religious, charitable,        The organization
     or educational
     organization account

 12. Partnership account           The partnership
     held in the name of
     the business

 13. Association, club, or         The organization
     other tax-exempt
     organization


 14. A broker or registered        The broker or nominee
     nominee

 15. Account with the              The public entity
     Department of Agri-
     culture in the name of
     a public entity (such
     as a State or local
     government, school
     district, or prison)
     that receives agri-
     cultural program
     payments






(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or Employer identification number (if you have one).

(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

     o    A corporation.

     o    A financial institution.

     o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan, or a custodial account under section 403(b)(7) of the Code, if the account satisfies the requirements of section 401(f)(2) of the Code.

     o    The United States or any agency or instrumentality thereof.

     o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

     o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

     o An international organization or any agency, or instrumentality thereof.

     o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

     o    A real estate investment trust.

     o A common trust fund operated by a bank under section 584(a) of the Code.

     o An exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1) of the Code.

     o An entity registered at all times under the Investment Company Act of 1940.

     o    A foreign central bank of issue.

     o A middleman know in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

          Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     o Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

     o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

     o Payments of patronage dividends where the amount received is not paid in money.

     o    Payments made by certain foreign organizations.

     o    Payments made to a nominee.

     o    Section 401(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

     o Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more, and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     o Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

     o Payments described in Section 6049(b)(5) of the Code to non-resident aliens.

     o    Payments on tax-free covenant bonds under Section 1451 of the Code.

     o    Payments made by certain foreign organizations.

     o    Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045, and 6050A of the Code and the Treasury regulations promulgated thereunder.

PRIVACY ACT NOTICE.--Section 6109 of the Code requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.